UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 11, 2008
APPLIED INDUSTRIAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

OHIO	1-2299	34-0117420
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Applied Plaza, Cleveland, Ohio 44115
(Address of Principal Executive Officers) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (216) 426-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.
     David L. Pugh, Chairman and CEO of Applied Industrial Technologies, Inc. (“Applied”), entered into a Rule 10b5-1 Sales Plan with Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated February 11, 2008, pursuant to Securities and Exchange Commission Rule 10b5-1. This rule permits individuals who are not then in possession of material nonpublic information to establish prearranged plans to buy or sell stock in the future, regardless of subsequent material nonpublic information.
     Under the plan, Mr. Pugh intends to sell up to 170,000 shares of Applied common stock from time to time between February 15, 2008 and April 30, 2008, subject to the market price of our stock. Mr. Pugh’s ownership interest is in excess of the stock ownership guidelines established by Applied’s Board of Directors. The plan will facilitate the orderly sale of stock for personal financial planning purposes with the goals of minimizing market impact and avoiding concerns about the timing of the transactions.
     No sales were made under Mr. Pugh’s previous 10b5-1 plan, which expired on January 24, 2008.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

APPLIED INDUSTRIAL TECHNOLOGIES, INC. (Registrant)

By:	/s/ Fred D. Bauer

Fred D. Bauer Vice President-General Counsel & Secretary
Date: February 13, 2008